Exhibit 10.2



                              AMENDMENT NUMBER ONE
                                     to the
                       Master Loan and Security Agreement
                            dated as of May 10, 1999,
                                     Between
                                  E-LOAN, INC.
                                       and
                   GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.

         This AMENDMENT NUMBER ONE (this "Amendment") is made this 10th day of April, 2000, between E-LOAN, INC. ("Borrower") and GREENWICH CAPITAL FINANCIAL PRODUCTS, INC. ("Lender") to the MASTER LOAN AND SECURITY AGREEMENT, dated as of May 10, 1999 (the "Loan Agreement") between Lender and Borrower. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

                                    RECITALS

         WHEREAS, Borrower has requested that Lender agree to amend the Loan Agreement to extend the Termination Date thereunder and to make such additional modifications as more expressly set forth below and Lender has agreed to make such amendments to the Loan Agreement.

         WHEREAS, that as of the date of this Amendment, Borrower is in compliance with all of the representations and warranties and all of the affirmative and negative covenants set forth in the Loan Agreement and will not be in default under the Loan Agreement upon the execution of this Amendment.

         WHEREAS, Borrower has agreed to deliver all closing documents required under the Loan Agreement including, but not limited to, UCC Financing Statements, officer's certificates, and all other documents required thereunder, and agrees to satisfy all conditions precedent to any Advance thereunder.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

         SECTION 1. Effective as of April 10, 2000, the definition of "Applicable Margin" in Section 1 of the Loan Agreement is hereby amended to read in its entirety as follows:

                  "APPLICABLE MARGIN" shall mean with respect to Advances that are Tranche A Advances and Tranche B Advances respectively, and which are secured by the Mortgage Loans, the applicable rate per annum set forth below for each day that such Advances shall be so secured:

                                                                    Exhibit 10.2


                     Tranche A Advances................0.75%
                     Tranche B Advances................1.00%

         SECTION 2. Effective as of April 10, 2000, Section 1 of the Loan Agreement is hereby amended by adding the following definition immediately following the defined term "Capital Lease Obligations":

                  "Capital Transaction Trigger Event" shall mean either (i) the failure of Borrower to raise capital of $30,000,000 (net proceeds) by July 31, 2000, or
                  (ii) the failure of Borrower to obtain executed definitive agreements acceptable to Lender to raise such capital by June 30, 2000,

         SECTION 3. Effective as of April 10, 2000, clause (2) of the definition of "Maximum Credit" in Section 1 of the Loan Agreement is hereby amended to read in its entirety as follows:

                  (2) the Maximum Credit for Mortgage Loans which are Wet Loans may not exceed at any time the greater of
                  (a) $10,000,000, and (b) the lesser of (i) 20% of
                  the Maximum Committed Amount, and (ii) 20% of the aggregate outstanding principal balance of all Advances; provided, however' the Maximum Credit for Mortgage Loans which are Wet Loans shall be reduce to zero dollars ($0) upon the occurrence of a Capital Transaction Trigger Event.

         SECTION 4. Effective as of April 10, 2000, Section 1 of the Loan Agreement is hereby amended by adding the following definition immediately following the defined term "Net Worth":

                  "Non-Usage Fee Trigger Percentage" shall mean 25% with respect to the first six months immediately following the Revised Effective Date, and 50% thereafter.

         SECTION 5. Effective as of April 2000, Section 1 of the Loan Agreement is hereby amended by adding the following definition immediately following the defined term "Restricted Payments":

                  "Revised Effective Date" shall mean __________________, 2000.

         SECTION 6. Effective as of April 10, 2000, the definition of "Termination Date" in Section 1 of the Loan Agreement is hereby amended to read in its entirety as follows:

                  "Termination Date" shall mean the date which is 364 days following the Revised Effective Date of this Agreement, or such earlier date on which this Loan Agreement shall terminate in accordance with the provisions hereof or by operation of law as same may be extended pursuant to Section 2.09; provided, however ' that upon the occurrence of a Capital Transaction


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

                                                                    Exhibit 10.2


                  Trigger Event, the Termination Date shall mean the date which is 180 days following the Revised
                  Effective Date of this Agreement.

         SECTION 7. Effective as of April A6 2000, Section 1 of the Loan Agreement is hereby amended by adding the following definition immediately following the defined term "Uniform Commercial Code":

                  "Updated Securitization Letter" shall mean that certain letter agreement by and between Borrower and Lender dated as of April 2000, outlining rights and obligations with respect to securitizations and whole loan sales of Mortgage Loans subject to this Loan Agreement from time to time.

         SECTION 8. Effective as of April 10, 2000, Section 3 of the Loan Agreement is hereby amended by adding a new subsection 3.05 to read in its entirety as follows:

                  3.05 NON-UTILIZATION FEE. On a monthly basis, Lender shall determine the average daily utilization during such month by Borrower of the Maximum Committed Amount made available hereunder by dividing (a) the sum of the Advances outstanding on each day during such month by (b) the number days in such calendar month. If such average amount determined for any month as a percentage of the then applicable Maximum Committed Amount (the "Utilization Percentage") is less than the applicable Non-Usage Fee Trigger Percentage in effect for such month, Borrower shall pay to Lender, on [the Payment Date in the next following calendar month) or on the Termination Date if such date is sooner, a non-utilization fee equal to the product of (i) .00 15, times (ii) the Maximum Committed Amount, times (iii) 1 minus the Utilization Percentage. If the Utilization Percentage in any month is greater than or equal to the applicable Non-Usage Fee Trigger Percentage Lender shall not be entitled to a non-utilization fee for that month. Lender may, in its sole discretion, net such non-utilization fee from the proceeds of any Advance made to Borrower hereunder.

         SECTION 9. Effective as of April 10, 2000, Section 5.01 of the Loan Agreement is hereby amended by adding a new subsection (p) to read in its entirety as follows:

                  (e) UPDATED SECURITIZATION LETTER. On or prior to the Revised Effective Date, the Lender shall have received the Updated Securitization Letter, in form and substance satisfactory to the Lender and executed by a duly authorized officer of the Borrower.

         SECTION 10. Effective as of April 10, 2000, Section 7.28 of the Loan Agreement is hereby amended to read in its entirety as follows:


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

                                                                    Exhibit 10.2

                  7.28 COMMITTED WAREHOUSE FACILITIES. Borrower shall at all times have available under committed revolving facilities (other than with Lender) at least $50,000,000. Such other committed revolving facilities shall include wet loans in an amount at least equal to the maximum amount permitted for Wet Loans under the definition of Maximum Credit Amount. Borrower shall utilize the wet funding limits of such other committed revolving facilities at least once each month.

         SECTION 11. Effective as of April 10, 2000, Article 11 of the Loan Agreement is hereby amended by adding a new Section 11.19 to read in its entirety as follows:

                  (a) The Lender hereby agrees to consider providing to the Borrower a facility for the financing of receivables secured by prime automobile loans. Such facility would be in an amount not in excess of 20% of the Committed Amount hereunder and all advances under such auto facility would reduce the amount otherwise available pursuant to this Loan Agreement. Such auto facility would be documented pursuant to a separate loan and security agreement and custodial agreement and would be provided at such time as the Lender has completed due diligence of the Borrower's auto loan funding operations to the Lender's satisfaction. Such diligence will include without limitation: obtaining an opinion of Borrower's counsel as to the Lender's first priority perfected security interest in the receivables; auto loan underwriting, and operational and compliance controls acceptable to the Lender; collateral tracking and custody acceptable to the Lender; and appropriate evidence of investor take-out for each receivable to be funded (assignable to the Lender). Any determination as to whether the auto facility will be made available to the Borrower will be made by the Lender in its sole discretion.

                  (b) Upon the issuance of a written commitment by the Lender to enter into a facility to finance prime automobile loans as provided in Section 11.19(a), the Borrower shall issue to the Lender warrants to purchase 50,000 shares of common stock of the Borrower with the following terms: (i) the warrants will be exercisable upon issuance and for two years thereafter at a strike price of the lesser of (A) $10 or (B) the closing price at the time the automobile loan facility documentation is executed;
                  (ii) piggyback and demand registration rights and tag-along, drag-along rights as provided in the warrants issued to the Lender in connection with the execution of this Loan Agreement and (iii) the warrants shall provide for net settlement upon exercise.

         SECTION 12. COMMITMENT FEE. Borrower agrees to pay to Lender, on the Revised Effective Date of the Loan Agreement, a commitment fee equal to $150,000, such payment to be


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


                                                                    Exhibit 10.2

made in Dollars, in immediately available funds, without deduction, set-off or counterclaim. Lender may, in its sole discretion, net such commitment fee from the proceeds of any Advance made to Borrower.

         SECTION 13. FEES AND EXPENSES. Borrower agrees to pay to Lender all fees and expense incurred by Lender in connection with this Amendment, in accordance with Section 11.03 of the Loan Agreement; provided, however, that the amount Borrower shall be required to pay in connection with Lender's due diligence and legal expenses in connection with executing this Amendment shall not exceed $5,000.

         SECTION 14. LIMITED EFFECT. Except as expressly amended and modified by this Amendment, the Loan Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

         SECTION 15. COUNTERPARTS. This Amendment may be executed by each of the parties hereto on any number of separate counterpart s, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

         SECTION 16. APPLICABLE LAW. This Amendment shall be construed in accordance with the laws of the State of New York and the obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflict of laws doctrine applied in such state.



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

                                                                    Exhibit 10.2



         IN WITNESS WHEREOF, Borrower and Lender have caused this amendment to be executed and delivered by their duly authorized officers as of the day and year first above written.

                                  E-LOAN, INC.,

                                    BORROWER

                                  By:  /s/ STEVEN M. MAJERUS
                                       -----------------------------------------
                                       Name:  STEVEN M. MAJERUS
                                              ----------------------------------
                                       Title:  VP SECONDARY MARKETING
                                               ---------------------------------


                                  GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.,
                                       LENDER

                                  By:  /s/ MICHAEL PILLARI
                                       -----------------------------------------
                                       Name:  MICHAEL PILLARI
                                              ----------------------------------
                                       Title:  SVP
                                               ---------------------------------





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